Exhibit 99.2

LOWE'S Q2 2021 RESULTS

"Our strong results this quarter demonstrate that our Total Home strategy is working, with U.S. sales comps up 32% on a two-year basis. In the quarter, we drove 21% growth in Pro, 10% growth in Installation Services and strong comps across Décor product categories. On Lowes.com, sales grew 7% on top of 135% growth last year. We also delivered significant operating margin expansion through our disciplined focus on driving productivity across the company. I would like to thank our front-line associates for their continued dedication to serving our customers and supporting safety in our stores. Looking forward, I am confident in the positive outlook for our industry, and our ability to drive operating margin expansion and market share gains."

–Marvin R. Ellison, Chairman & CEO

FINANCIAL HIGHLIGHTS

$27.6B
IN SALES
+1.0%

-2.2%
U.S. COMP SALES
2-YEAR COMP +32.0%

33.78%
GROSS MARGIN
-30 basis points

15.27%
OPERATING MARGIN
+78 basis points

$4.25
DILUTED EPS
+14%

WE RETURNED **~$3.6 BILLION** TO OUR SHAREHOLDERS THROUGH DIVIDENDS AND SHARE REPURCHASES

U.S. COMPARABLE SALES SUMMARY

TRANSACTIONS/TICKET

COMP TRANSACTIONS
-12.5%
2-YEAR COMP +8.0%

COMP AVERAGE TICKET
+10.3%
$93.68

LOWES.COM
SALES GROWTH **+7%**
2-YEAR COMP +151%

COMP SALES BY TICKET SIZE



>$500
+17.2%
$50-500
-10.4%
<$50
-14.0%



All 15 Regions Delivered 2-Year Comp Growth over +19%

PRODUCT CATEGORY PERFORMANCE

2-Year Comp exceeding 15% in all product categories

Above Company Average (vs. Q2 2020): LUMBER, APPLIANCES, ELECTRICAL, KITCHENS & BATH, FLOORING, ROUGH PLUMBING, DÉCOR, MILLWORK

MONTHLY COMP PERFORMANCE

2021 2020



-5.4%
+40.1%
MAY
-1.2%
+34.0%
JUNE
+2.8%
+27.4%
JULY

U.S. MONTHLY COMP PERFORMANCE

2021 2020



-6.4%
+41.5%
MAY
-1.8%
+34.4%
JUNE
+2.6%
+28.2%
JULY

Market Share Acceleration Total Home Strategy Drive Pro penetration Accelerate online business Expand installation services Drive localization Elevate assortment Providing a full complement of products and services for Pros and Consumers alike, enabling a Total Home solution for every need in the home